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                                                                    EXHIBIT 99.1

                         ANNUAL COMPLIANCE CERTIFICATE

Bank One, West Virginia, N.A., as Trustee
707 Virginia Street East, 2nd Floor
Charleston, West Virginia  25301

Attention:  Corporate Trust Department

     I, C. David Ramsey, President of Southpoint Structured Assets Inc. (the "Depositor"), hereby certify as follows:

     (a) The review of the activities of the Depositor under the Standard
Terms for Trust Agreements, dated as of November 1, 1996, as amended by the Series Supplement, dated as of November 27, 1996 (collectively, the "Trust Agreement"), by and between the Depositor and Bank One, West Virginia, N.A., as trustee, for the period from November 27, 1996 through December 31, 1996, and the performance of the Depositor under the Trust Agreement has been made under my supervision; and

     (b) To the best of my knowledge, based on such review, the Depositor has fulfilled all of its obligations and covenants under the Trust Agreement throughout such period.

     Dated:  March 31, 1997

                                     Sincerely,


                                     /s/ C. David Ramsey
                                     ----------------------------
                                     C. David Ramsey, President